Exhibit 99.1

Eightco announces early repayment of debt, private placement and certain changes at the parent company level

Easton, PA, February 26, 2024 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) (the “Company”) today announced that it has, ahead of schedule, made its final repayment pursuant to the Prepayment and Redemption Agreement, dated as of October 23, 2023, by and between the Company and Hudson Bay Master Fund Ltd. (“Hudson Bay”) in remaining principal due under the Senior Secured Convertible Note (the “Hudson Bay Note”) issued to Hudson Bay in March 2023. In addition to lowering debt levels, the repayment of the Hudson Bay Note now gives the Company the ability to attract efficient capital to grow its subsidiary, Forever 8 Fund, LLC (“Forever 8”).

The Company has also conducted a private placement priced at a purchase price of $0.82 per under Nasdaq rules (the “Private Placement”) and (ii) issued to certain investors promissory notes (the “Notes”).

The Company also announced the appointment and departures of certain officers, as well as the issuance of common stock to reduce and satisfy certain outstanding obligations as related to consultants, former and current employees and directors of the company.

The Company continues to reduce ongoing costs at the parent company level so it can focus its resources on delivering growth via its main subsidiary Forever 8.

The offer and sale of the shares of common stock offered in the Private Placement and the Notes described above are being offered in private placements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the shares of common stock issued in the Private Placement and the Notes may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, including Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco Holdings Inc. aims to create significant value and growth for its portfolio companies and stockholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance and include statements regarding the closing of the private placement, the satisfaction of the closing conditions of the private placement, and the use of net proceeds from the private placement. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the failure to achieve the expected benefits of the Inventory Management Agreement with Mobi-hub; the potential that the expected benefits of Eightco Holdings Inc.’s acquisition of Forever 8 are not achieved; achievement of the expected benefits of Eightco Holdings Inc.’s spin-off from Vinco Ventures, Inc.; tax treatment of the spin-off; market and other conditions; the risks that the ongoing COVID-19 pandemic may disrupt Eightco Holdings Inc.’s business more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce Eightco Holdings Inc.’s capital resources; Eightco Holdings Inc.’s inability to raise adequate capital to fund its business; Eightco Holdings Inc.’s inability to innovate and attract users for Eightco Holdings Inc.’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco Holdings Inc.’s actual results to differ from those contained in forward-looking statements, see Eightco Holdings Inc.’s filings with the Securities and Exchange Commission (SEC), including in its Annual Report on Form 10-K filed with the SEC on April 17, 2023. All information in this press release is as of the date of the release, and Eightco Holdings Inc. undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

investors@8co.holdings